Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 26, 2007
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2007 FIRST QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $49.5 million, or $.92 per diluted share, during the first quarter of 2007 as compared to $51.1 million, or $.88 per diluted share, during the comparable prior year quarter. Reported income from continuing operations was $49.6 million, or $.92 per diluted share, during the first quarter of 2007 as compared to $50.5 million, or $.87 per diluted share, during the first quarter of 2006.

After adjusting for the items mentioned below, and/or as indicated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), our adjusted income from continuing operations increased 15% to $47.9 million during the first quarter of 2007 as compared to $41.5 million during the comparable prior year quarter. Our adjusted income from continuing operations per diluted share increased 22% to $.89 during the first quarter of 2007 as compared to $.73 during the first quarter of 2006. Our adjusted net income was $47.9 million, or $.89 per diluted share, during the first quarter of 2007 as compared to $42.1 million, or $.74 per diluted share during the first quarter of 2006. As indicated on the Supplemental Schedule, our income from continuing operations and net income included an after-tax gain of $1.4 million, or $.03 per diluted share, realized on the sale of vacant real property in McAllen, Texas. For the three-month period ended March 31, 2006, our income from continuing operations and net income included hurricane related recoveries, net of expenses, minority interests and income taxes, of $9.0 million, or $.14 per diluted share.

Net revenues increased 16% to $1.20 billion during the first quarter of 2007 as compared to $1.03 billion during the first quarter of 2006. Our consolidated operating margin, as calculated on the attached Supplemental Schedule, was 13.9% and 13.6% during the three-month periods ended March 31, 2007 and 2006, respectively.

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 4.9% and patient days increased 4.6% during the first quarter of 2007 as compared to the comparable 2006 quarter. On a same facility basis, net revenues at our acute care facilities increased 11% during the first quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 5.3% during the first quarter of 2007 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both periods increased to 15.3% during the first quarter of 2007 as compared to 14.7% during the first quarter of 2006.

On a same facility basis, inpatient admissions at our behavioral health facilities increased 3.2% and patient days increased 3.5% during the first quarter of 2007 as compared to the comparable 2006 quarter. On a same facility basis, net revenues at our behavioral health facilities increased 6% during the first quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 2.7% during the first quarter of 2007 over the comparable prior year quarter. The operating margin at these behavioral health facilities was 23.2% during the first quarter of 2007 and 23.3% during the comparable quarter of the prior year.

Effective July 1, 2006, the pharmacy services for our acute care facilities were brought in-house from an outsourced vendor and as a result of this change, during the first quarter of 2007, as compared to the comparable quarter of 2006, we experienced an increase in our supplies expense and salaries, wages and benefits expense and a decrease in our other operating expenses. The transition of our pharmacy services favorably impacted our pre-tax income by approximately $2 million during the first quarter of 2007.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on April 27, 2007. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on April 27, 2007 and will continue through midnight on May 4, 2007. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 5494366. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2006), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2006. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2007	2006
Net revenues	$1,197,601	$1,034,289

Operating charges:
Salaries, wages and benefits	510,993	442,232
Other operating expenses	245,352	248,101
Supplies expense	175,358	128,513
Provision for doubtful accounts	99,093	75,007
Depreciation and amortization	43,463	39,030
Lease and rental expense	16,176	16,232
Hurricane related expenses, net	(433)	6,904
Hurricane insurance recoveries	—	(6,904)

	1,090,002	949,115

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	107,599	85,174
Interest expense, net	12,722	8,525
Hurricane insurance recoveries in excess of expenses	—	(15,387)
Minority interests in earnings of consolidated entities	14,192	11,177

Income before income taxes	80,685	80,859
Provision for income taxes	31,113	30,367

Income from continuing operations	49,572	50,492

(Loss) income from discontinued operations, net of income taxes (a)	(64)	592

Net income	$49,508	$51,084

Basic earnings per share: (b)
From continuing operations	$0.93	$0.94
From discontinued operations	—	0.01

Total basic earnings per share	$0.93	$0.95

Diluted earnings per share: (b)
From continuing operations	$0.92	$0.87
From discontinued operations	—	0.01

Total diluted earnings per share	$0.92	$0.88

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2007	2006
(a) Calculation of income from discontinued operations, net of income tax:
(Loss) income from operations	$(102)	$940
Income tax benefit (provision)	38	(348)

(Loss) income from discontinued operations, net of income tax expense	$(64)	$592

(b) Earnings per share calculation:
Basic:
Income from continuing operations	$49,572	$50,492
Less: Dividends on unvested restricted stock, net of taxes	(25)	(23)

Income from continuing operations—basic	$49,547	$50,469
(Loss) income from discontinued operations	(64)	592

Net income—basic	$49,483	$51,061

Weighted average number of common shares—basic	53,493	53,768

Basic earnings per share:
From continuing operations	$0.93	$0.94
From discontinued operations	—	0.01

Total basic earnings per share	$0.93	$0.95

Diluted:
Income from continuing operations	$49,572	$50,492
Less: Dividends on unvested restricted stock, net of taxes	(25)	(23)
Add: Debenture interest, net of taxes	—	2,457

Income from continuing operations—diluted	$49,547	$52,926
(Loss) income from discontinued operations	(64)	592

Net income - diluted	$49,483	$53,518

Weighted average number of common shares	53,493	53,768
Add: Shares for conversion of convertible debentures	—	6,577
Other share equivalents	193	161

Weighted average number of common shares and equiv.—diluted	53,686	60,506

Diluted earnings per share:
From continuing operations	$0.92	$0.87
From discontinued operations	—	0.01

Total diluted earnings per share	$0.92	$0.88

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Three Months Ended March 31, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31, 2007		Three months ended March 31, 2006
Net revenues	$1,197,601	100.0%	$1,034,289	100.0%

Operating charges:
Salaries, wages and benefits	510,993	42.7%	442,232	42.8%
Other operating expenses	245,352	20.5%	248,101	24.0%
Supplies expense	175,358	14.6%	128,513	12.4%
Provision for doubtful accounts	99,093	8.3%	75,007	7.3%

	1,030,796	86.1%	893,853	86.4%

Operating income/margin	166,805	13.9%	140,436	13.6%

Lease and rental expense	16,176		16,232
Minority interests in earnings of consolidated entities	14,192		11,177

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	136,437		113,027

Hurricane related expenses, net of recoveries	(433)		(15,387)
Depreciation and amortization	43,463		39,030
Interest expense, net	12,722		8,525

Income before income taxes	80,685		80,859
Provision for income taxes	31,113		30,367

Income from continuing operations	49,572		50,492
(Loss) income from discontinued operations, net of income taxes	(64)		592

Net income	$49,508		$51,084

	Three months ended March 31, 2007		Three months ended March 31, 2006
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$49,572	$0.92	$50,492	$0.87
Plus/minus adjustments:
Hurricane related recoveries, net of expenses, minority interests and income taxes	(269)	—	(8,982)	(0.14)
Gain on sale of real property, net of income taxes	(1,369)	(0.03)	—	—

Subtotal after-tax adjustments to income from continuing operations	(1,638)	(0.03)	(8,982)	(0.14)

Adjusted income from continuing operations	$47,934	$0.89	$41,510	$0.73

Calculation of Adjusted Net Income
Net income	$49,508	$0.92	$51,084	$0.88
After-tax adjustments to income from continuing operations, as indicated above	(1,638)	(0.03)	(8,982)	(0.14)

Adjusted net income	$47,870	$0.89	$42,102	$0.74

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
Assets:
Cash and cash equivalents	$11,215	$14,939
Accounts receivable, net	667,282	595,009
Other current assets	129,146	118,558
Property, plant and equipment, net	1,775,471	1,685,085
Other assets	884,074	863,451

Total Assets	$3,467,188	$3,277,042

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$2,851	$1,938
Other current liabilities	519,253	500,513
Other noncurrent liabilities	353,157	340,815
Long-term debt	910,424	821,363
Deferred income taxes	32,935	35,888
Minority interest	187,373	174,061
Stockholders’ equity	1,461,195	1,402,464

Total Liabilities and Stockholders’ Equity	$3,467,188	$3,277,042

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2007	2006
Cash Flows from Operating Activities:
Net income	$49,508	$51,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	43,482	39,030
Accretion of discount on convertible debentures	—	3,573
Gain on sale of assets	(2,200)	—
Hurricane insurance recoveries	—	(22,291)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(57,307)	(48,074)
Accrued interest	9,534	3,337
Accrued and deferred income taxes	27,373	27,118
Other working capital accounts	13,565	30,635
Other assets and deferred charges	(2,811)	1,039
Other	(4,041)	4,707
Minority interest in earnings of consolidated entities, net of distributions	10,972	10,343
Accrued insurance expense, net of commercial premiums paid	23,071	22,529
Payments made in settlement of self-insurance claims	(12,170)	(12,690)

Net cash provided by operating activities	98,976	110,340

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(99,349)	(83,203)
Proceeds received from sale of assets	5,268	—
Acquisition of assets and businesses	(73,378)	(11,735)
Hurricane insurance recoveries received	—	28,000
Purchase of minority ownership interest in majority owned business	(14,762)	—

Net cash used in investing activities	(182,221)	(66,938)

Cash Flows from Financing Activities:
Additional borrowings	84,664	—
Reduction of long-term debt	—	(38,886)
Repurchase of common shares	(3,288)	(1,566)
Dividends paid	(4,310)	(4,286)
Issuance of common stock	115	1,584
Capital contributions from minority member	2,340	—

Net cash provided by (used in) financing activities	79,521	(43,154)

(Decrease) Increase in cash and cash equivalents	(3,724)	248
Cash and cash equivalents, beginning of period	14,939	7,963

Cash and cash equivalents, end of period	$11,215	$8,211

Supplemental Disclosures of Cash Flow Information:
Interest paid	$5,182	$1,615

Income taxes paid, net of refunds	$3,700	$3,598

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter Ended 3/31/2007
Acute Care Hospitals
Revenues	11.1%
Adjusted Admissions	5.5%
Adjusted Patient Days	5.2%
Revenue Per Adjusted Admission	5.3%
Revenue Per Adjusted Patient Day	5.6%

Behavioral Health Hospitals
Revenues	5.6%
Adjusted Admissions	2.8%
Adjusted Patient Days	3.2%
Revenue Per Adjusted Admission	2.7%
Revenue Per Adjusted Patient Day	2.4%

	First Quarter Ended
UHS Consolidated	3/31/2007	3/31/2006
Revenues	$1,197,601	$1,034,289
EBITDA (1)	$136,437	$113,027
EBITDA Margin (1)	11.4%	10.9%

Cash Flow From Operations	$98,976	$110,340
Days Sales Outstanding	50	48
Capital Expenditures	$99,349	$83,203

Debt	913,275	599,321
Shareholders Equity	1,461,195	1,254,546
Debt / Total Capitalization	38.5%	32.3%
Debt / EBITDA (2)	1.97	1.43
Debt / Cash From Operations (2)	5.78	1.49

Acute Care EBITDAR Margin (3)	15.1%	14.7%
Behavioral Health EBITDAR Margin (3)	22.4%	23.2%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

MARCH 31, 2007

AS REPORTED:
	For the three months ended
	Acute (1)			Behavioral Health
	03/31/07	03/31/06%		03/31/07	03/31/06%
Hospitals owned and leased	25	24	4.2%	81	75	8.0%
Average licensed beds	5,498	4,989	10.2%	7,060	6,397	10.4%
Patient days	309,174	283,229	9.2%	481,353	451,885	6.5%
Average daily census	3,435.3	3,147.0	9.2%	5,348.4	5,020.9	6.5%
Occupancy-licensed beds	62.5%	63.1%	-0.9%	75.8%	78.5%	-3.5%
Admissions	68,766	63,167	8.9%	29,319	28,072	4.4%
Length of stay	4.5	4.5	0.3%	16.4	16.1	2.0%

Inpatient revenue	$2,271,139	$1,941,155	17.0%	$433,912	$409,400	6.0%
Outpatient revenue	868,131	708,511	22.5%	59,645	53,274	12.0%
Total patient revenue	3,139,270	2,649,666	18.5%	493,557	462,674	6.7%
Other revenue	14,451	12,523	15.4%	7,830	8,075	-3.0%
Gross hospital revenue	3,153,721	2,662,189	18.5%	501,387	470,749	6.5%

Total deductions	2,260,856	1,892,237	19.5%	225,675	217,121	3.9%

Net hospital revenue	$892,865	$769,952	16.0%	$275,712	$253,628	8.7%

SAME FACILITY:
	Acute (2)			Behavioral Health (3)
	03/31/07	03/31/06%		03/31/07	03/31/06%
Hospitals owned and leased	24	24	0.0%	72	72	0.0%
Average licensed beds	5,183	4,989	3.9%	6,614	6,321	4.6%
Patient days	296,163	283,248	4.6%	461,745	446,274	3.5%
Average daily census	3,290.7	3,147.2	4.6%	5,130.5	4,958.6	3.5%
Occupancy-licensed beds	63.5%	63.1%	0.6%	77.6%	78.4%	-1.1%
Admissions	66,235	63,167	4.9%	28,567	27,692	3.2%
Length of stay	4.5	4.5	-0.3%	16.2	16.1	0.3%

(1)	Licensed beds from our Acute care hospitals located in New Orleans are excluded.
(2)	Our three acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Academy at Canyon Creek, Casa de Lago, Cedar Ridge RTC, Cedar Ridge Hospital, Highlands Behavior, Lincoln Trail, North Star Palmer, North Star RTC and Spring Mountain Sahara are excluded in the current and prior year. Tennessee Valley, Tuscaloosa Juvenile Detention Center and Triple L. Group Homes are excluded in both current and prior years.